EXHIBIT 10.180

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS THIRD AMENDMENT to the Employment Agreement (the "Amendment") is entered into as of September 30, 1999, by and between CATALINA INDUSTRIES, NC. F/K/A DANA LIGHTING, INC., a Florida corporation ("Dana"), CATALINA LIGHTING, INC., a Florida corporation (the "Company") and Nathan Katz (the "Employee").

                                    RECITALS:

         A. The Company, Dana and the Employee entered into an Employment Agreement, dated October 1, 1993, which was subsequently amended on October 1, 1994 and then on June 4, 1999, pursuant to which the Employee has been employed as Executive Vice President of the Company and President of Dana (collectively, the "Agreement").

         B. The Company, Dana and the Employee wish to enter into this Third Amendment in order to further amend the terms of the Agreement.

         NOW, THEREFORE, each of the parties agrees as follows:

1. Section 3.2 of the Agreement is hereby amended by the addition of a new subsection 3.2(c) at the end to read as follows:

                  "(c) Effective for fiscal years commencing on or after October 1, 1999, the Employee shall not be entitled to a Bonus, as described in subsections 3.2(a) and (b) hereof, until the Employee and the Company mutually agree upon a revised bonus structure. Notwithstanding the foregoing, in the event of an Acquisition of Control, as defined in subsection 5.l(b) hereof, prior to March 31, 2000, the Employee shall be entitled to the Bonus, as described in subsections 3.2(a) and (b) hereof, and this subsection 3.2(c) shall be null and void and shall have no force or effect."

2. Section 5.7 of the Agreement is deleted in its entirety and shall be replaced by the following:

         "5.7 CHANGE IN CONTROL.

                  (a) Notwithstanding the provisions of Sections 5.1 through 5.6, but subject to Section 5.9, hereof, in the event that (i) there is an Acquisition of Control, and (ii) either (A) the Employee is employed by the Company on the 180th day following the date on which the Acquisition of Control occurs, or (B) the Employee's employment with the Company is terminated either by

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         Catalina without Cause or by the Employee for Good Reason within 180 days after the date on which the Acquisition of Control occurs (the events referred to in clauses (A) and (B) hereof being referred to hereinafter as "Triggering Events"), then

                           (A) the Company shall pay to the Employee an amount
                  equal to three (3) times the sum of (x) the Employee's Salary for the then current fiscal year of the Company, and (y) the Bonus payable to the Employee for the fiscal year immediately preceding the fiscal year in which the Triggering Event occurs (the "Change in Control Payment");

                           (B) the Company shall continue to provide welfare
                  benefits and automobile allowances to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company if the Employee's employment had not been terminated, including health, dental, disability insurance, life insurance, automobile lease and related expense allowances, in accordance with the most favorable plans, practices, programs or policies of the Company during the 180-day period immediately preceding the date on which the Triggering Event occurs, or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key executives and their families, for a period of three (3) years commencing as of the date on which the Triggering Event occurs; and

                           (C) the provisions of subsection 6.1(b) hereof shall
                  be of no further force or effect.

                  The Change in Control Payment shall be made by the Company to the Employee in a single lump sum payment immediately upon the occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, if the Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason prior to the date on which an Acquisition of Control occurs, and it is reasonably demonstrated that such termination
         (x) was at the request of a third party who has taken steps reasonably calculated to effect an Acquisition of Control, or (ii) otherwise arose in connection with an Acquisition of Control, then the Acquisition of Control shall be deemed to be a Triggering Event for the Employee and the Employee shall be entitled to the benefits under this Section 5.7.

                  In addition to the foregoing, upon the termination of the Employee's employment with the Company for any reason after the date on which an Acquisition of Control occurs, the Company shall continue to pay to the Employee the Employee's Compensation (as defined in subsection 5.1(b) hereof) (subject to any applicable payroll and/or other taxes required by law to be withheld) through the date of termination of the Employee's employment.

                  (b) In addition, if the Employee's employment with the Company terminates for any reason other than for Cause within one (1) year following an Acquisition of Control, then the Employee shall have the option, for thirty (30) days after the date of such termination of employment, to enter into a three (3) year consulting and non-competition agreement (the "Consulting Agreement") with the Company, in the form attached as Exhibit A hereto, which shall take effect as of the date it is executed and delivered to the Company."

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3. Section 5.9 of the Agreement is deleted in its entirety and shall be replaced by the following:

         "5.9 CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

                  (a). Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of
         Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 5.9, present value shall be determined in accordance with
         Section 280G(d)(4) of the Code. For purposes of this Section 5.9, the terms "Payment" and "Agreement Payments" shall not include any payments required to be made to the Employee pursuant to the Consulting Agreement (as defined in Section 5.7 hereof), and any payments pursuant to the Consulting Agreement shall be disregarded in making any determinations, and thus shall not be subject to any reductions or cause any Payments to be reduced, pursuant to this Section 5.9.

                  (b) All determinations required to be made under this Section
         5.9 shall be made by Deloitte & Touche LLP or, at the Company's option, any other nationally recognized firm of independent public accountants selected by the Employee and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee as of the date on which the Acquisition of Control occurs or such other time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5.9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5.7 and shall notify the Employee promptly of such election. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 5.9 shall be borne by the Company."

4. In all other respects, the Agreement shall remain unchanged by this Amendment.

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         IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed the day and year first above written.

    CATALINA LIGHTING, INC., a Florida
    corporation

Dated: 10/1/99                   By: /s/ ROBERT HERSH
                                     -------------------------------------------
                                     Robert Hersh, Chairman, President and Chief
                                     Executive Officer

                                 EMPLOYEE:

                                 /s/ NATHAN KATZ
                                 -----------------------------------------------
                                 NATHAN KATZ

                                 CATALINA INDUSTRIES, INC. F/K/A DANA
                                 LIGHTING, a Florida corporation

Dated: 10/1/99                   By: /s/ ROBERT HERSH
                                     -------------------------------------------
                                     Robert Hersh, Vice President

                                 EMPLOYEE:

                                 /s/ NATHAN KATZ
                                 -----------------------------------------------
                                 NATHAN KATZ

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